                  INSTRUCTION TO REGISTERED HOLDER AND/OR BOOK
                ENTRY TRANSFER PARTICIPANT FROM BENEFICIAL OWNER
                                      FOR
              TENDER OF 8 3/4% SENIOR SUBORDINATED NOTES DUE 2008
                                IN EXCHANGE FOR
               8 3/4% SERIES B SENIOR SUBORDINATED NOTES DUE 2008
                               AURORA FOODS INC.

      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                   , 1998, UNLESS EXTENDED (THE "EXPIRATION DATE").

           OLD NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN
                   AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Registered Holder and/or Participant
of the Book-Entry Transfer Facility:

    The undersigned hereby acknowledges receipt of the Prospectus dated
  , 1998 (the "Prospectus") of Aurora Foods Inc., a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange its 8 3/4% Series B Senior Subordinated Notes Due 2008 (the "New Notes") for all of its outstanding 8 3/4% Senior Subordinated Notes Due 2008 (the "Old Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

    This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

    The aggregate face amount of the Old Notes held by you for the account of
the undersigned is (FILL IN AMOUNT): $         of the 8 3/4% Senior Subordinated
Notes Due 2008.

    With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

    / / To TENDER the following Old Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OLD NOTES TO BE TENDERED (IF
        ANY)): $_________

    / / Not to TENDER any Old Notes held by you for the account of the undersigned.

    If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations, that (i) the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the undersigned, (ii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution within the meaning of the Securities Act of 1933, as amended (the "Securities Act") of such New Notes, (iii) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, neither the undersigned nor any such other person is engaged in or intends to participate in the distribution of such New Notes and (iv) neither the undersigned nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or, if the undersigned is an "affiliate," that the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive

New Notes for its own account in exchange for Old Notes, it represents that such Old Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                   SIGN HERE
Name of beneficial owner(s):  __________________________________________________
Signature(s): __________________________________________________________________
Name(s) (please print): ________________________________________________________
Address: _______________________________________________________________________
Telephone Number: ______________________________________________________________
Taxpayer Identification or Social Security Number: _____________________________
Date: __________________________________________________________________________